AWARD NOTIFICATION

Name:           Timothy D. Payne

Position:       President and Chief Operating Officer - modis, Inc.


This document serves as notification of your base salary and performance goals effective January 1, 1999.

Base Salary:

* $400,000

Annual Incentive Award Opportunities:

* Threshold - 30%
* Target - 80%
* Maximum - 160%

Annual Incentive Financial Performance Criteria, Objectives  and Weightings:
(actual performance achievement between threshold, target, and maximum levels will be interpolated)


* Division Top Line Growth (weighted 50% of award):
* Threshold - 16%
* Target - 23%
* Maximum - 30%

* Division EBITDA Growth (weighted 25% of award):
* Threshold - 12%
* Target - 17%
* Maximum - 22%

* Key Performance Objectives (weighted 25% of award):
* Gross Margin
* Operating Margin
* Day's Sales Outstanding